Exhibit 10.2.10.2

AMENDMENT TO

THE CONSOLIDATED EDISON COMPANY OF

NEW YORK, INC.

DEFERRED INCOME PLAN

Effective January 1, 2013

Pursuant to resolutions of the Management Development and Compensation Committee adopted on February 15, 2013, the Board of Trustees of Consolidated Edison Company of New York, Inc. adopted on February 16, 2013, and the authority granted to the Plan Administrator pursuant to Section 6.02 of the Consolidated Edison Company of New York, Inc. Deferred Income Plan, the undersigned hereby approves the amendment to the Consolidated Edison Company of New York, Inc., Deferred Income Plan as set forth below:

1. The Preamble is amended by adding the following at the end thereof:

The Plan was amended effective January 1, 2013, to adopt the recommendation from the Total Rewards Study which, by increasing the employer matching contribution formula for Participants who are covered under the cash balance formula in the Consolidated Edison Retirement Plan (“Retirement Plan”), increased the Basic Salary Deferral for such Participants.

2. Article I, DEFINITIONS, is amended by adding the following definition as 1.50 and renumbering the remaining definitions in this section:

1.50 Retirement Plan means The Consolidated Edison Retirement Plan” as amended from time to time.

3. Article II, PARTICIPATION, Section 2.02 Deferred Compensation Agreements, subsection (c)(i) is amended by adding the following language after “the Participant’s election to have his or her Compensation reduced by 6%”

or, effective January 1, 2013, if the Participant is covered under the cash balance formula of the Retirement Plan, the Participant’s election to have his or her Compensation reduced by 8%

4. Article III, Accounts, Section 3.01 Amount of Contributions to be Credited, subsection (a) Basic Salary Deferrals, is amended by adding the following sentences at the end:

For Plan Years beginning on or after January 1, 2013, a Participant who is covered under the cash balance pension formula of the Retirement Plan must elect to defer at least 8% of his or her Compensation earned in such Plan Year as a Basic Salary Deferral. Amounts in excess of 8% may be deferred as Supplemental Salary Deferrals to the extent such Participant is eligible to make Supplemental Salary Deferrals.

IN WITNESS WHEREOF, the undersigned has caused this instrument to be executed this 19 day of December, 2013

/s/ Mary Adamo
Mary Adamo The Plan Administrator of the Consolidated Edison Company of New York, Inc.
Deferred Income Plan and Vice President of Human Resources Consolidated Edison Company of New York, Inc.

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